EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, J. Bryan Baker, Chief Financial Officer of FirstCity Financial Corporation (“registrant”), certify, to the best of my knowledge and belief, that:

(1)          the Quarterly Report of the registrant on Form 10-Q for the quarter ended March 31, 2008 (“Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)          the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the registrant as of, and for, the periods presented in the Form 10-Q.

Date: May 12, 2008	/s/ J. Bryan Baker
J. Bryan Baker
Chief Financial Officer

The foregoing certification is being furnished as an exhibit to the Form 10-Q pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-Q for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.